UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

CHECKMATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39425	36-4813934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Checkmate Pharmaceuticals, Inc.

245 Main Street, 2nd Floor

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 682-3625

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2021, Checkmate Pharmaceuticals, Inc. (the “Company”) entered into a Supply and Non-Exclusive License Agreement (the “Agreement”), effective as of May 6, 2021, with Regeneron Pharmaceuticals, Inc. (“Regeneron”), for the initial purpose of evaluating the combination of vidutolimod (CMP-001), the Company’s Toll-like receptor 9 (TLR9) agonist, and Regneron’s Libtayo® (cemiplimab), a PD-1 blocking antibody, in multi-indication, Phase 2, proof-of-concept clinical trial of vidutolimod in combination with cemiplimab in the following patient cohorts: (a) PD-1 treatment-naïve subjects with cutaneous squamous cell carcinoma (b) subjects with cutaneous squamous cell carcinoma that is refractory to PD-1 blockade, and (c) subjects with Merkel cell carcinoma that is refractory to PD-1 blockade. The Company will be the sponsor of the clinical trial, and Regeneron will supply Libtayo. This trial is expected to initiate patient dosing in Q1 2022.

Pursuant to the terms of the Agreement, each party granted to the other a non-exclusive, worldwide, non-transferable, royalty-free license, limited license to use the other party’s intellectual property and compounds solely as necessary for the party to perform its obligations under the Agreement, including to conduct the trial. The Company shall be responsible for supplying vidutolimod and Regeneron shall be responsible for supplying Libtayo for the trial.

Unless earlier terminated, the Agreement provides that it will remain in effect until the completion of all of the obligations of the parties for the trial is completed. The parties may enter into clinical trial plans until the fifth anniversary of the Agreement. The Agreement may be terminated for cause by either party based on any uncured material breach by the other party, for safety reasons, or for a breach of a party’s representations regarding the U.S. Foreign Corrupt Practices Act. In addition, the trials may be terminated for various reasons. Upon termination by either party, the licenses granted to each party will terminate upon completion of any ongoing activities under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, to be filed with the Securities and Exchange Commission.

Item 8.01 Other Events

On May 10, 2021, the Company issued a press release announcing its entry into the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cash Runway

In addition, in connection with the anticipated studies pursuant to the Agreement, the Company updated its cash runway expectation to fund current operating plans through the end of 2022.

Item 9.01. Exhibits

(d) Exhibits

99.1	Press Release, dated May 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKMATE PHARMACEUTICALS, INC.

Date: May 10, 2021	By:	/s/ Kleem Chaudhary
	Name:	Kleem Chaudhary, Ph.D.
	Title:	Chief Business Officer